SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


                                 Date of Report
                        (Date of earliest event reported)

                                December 12, 1996

                         NATIONAL WIRELESS HOLDINGS INC.
              (Exact name of registrant as specified in its charter


         Delaware                     0-23598                   13-3735316
----------------------------   ------------------------     -------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation                                      Identification No.)

            249 Royal Palm Way, Suite 301, Palm Beach, Florida 33480
              (Address of principal executive offices and zip code)

                                 (407) 832-0981
              (Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant

Not applicable

Item 2. Acquisition or Disposition of Assets

Exercise of EDSS Option.

      On December 13, 1996, National Wireless Holdings Inc. (the "Company") exercised a warrant and an option to purchase additional shares of the common stock of Electronic Data Submission Systems, Inc. ("EDSS"), which when combined with its existing share ownership represents 50% of the outstanding common stock and, pursuant to the EDSS Shareholders Agreement, dated as of July 25, 1996, control of EDSS. The aggregate purchase price for the purchase of EDSS shares was approximately $1,887,500 of which an aggregate of $887,500 was paid to EDSS and $1,000,000 was paid to Joseph D. Truscelli, a principal stockholder and President of EDSS. With the proceeds received from the Company, EDSS acquired a non-interest-bearing $1,000,000 note payable to a former stockholder for $775,000. In addition, pursuant to a loan agreement between EDSS and the Company dated June 9, 1995, as of December 13, 1996, the Company had outstanding loans to EDSS of approximately $988,000.

      EDSS is a provider of electronic data interchange services in the healthcare billing field, providing services to healthcare providers in Colorado, Florida and Illinois. EDSS's services enable direct electronic billing of healthcare claims to 300 insurance companies in the U.S., and permit the rapid exchange of time sensitive billing information.

      EDSS was incorporated in Colorado on January 7, 1991. EDSS developed a comprehensive software system, referred to as HECET SystemsTM, that enables physicians, clinics, managed care organizations, HMOs, PPOs, and major insurance companies, including Blue Cross/Blue Shield, Medicare, Medicaid and commercial payors, to communicate electronically the information needed to process and pay insurance claims, check patient eligibility, make claim status inquiries, and provide comprehensive reporting on those claims. HECET SystemsTM enables health care professionals throughout the country to reduce the need for paper claims processing while enhancing the payment process. EDSS has entered into various service agreements with several thousand health care providers and many health insurance carriers/managed care organizations.

      EDSS has incurred operating losses since 1994 of approximately $1,284,000 on a cumulative basis through September 30, 1996. Such losses have been financed principally through a $300,000 loan from EDSS's President and a $1,000,000 line of credit from the Company pursuant to a loan agreement described above, which has been substantially utilized as of December 13, 1996. Based upon existing contracts with physicians and providers and current expense levels, management believes that EDSS will achieve positive cash flow from operations for fiscal 1997 without the need to obtain additional financing. EDSS, however, may seek to obtain additional financing to accelerate its strategic business plan.

Item 3. Bankruptcy or Receivership

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

Not Applicable

Item 5. Other Events

A.  Stockholders Rights Plan

      On December 12, 1996, the Board of Directors of the Company declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable to the stockholders of record on December 24, 1996 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, without par value (the "Preferred Shares"), of the Company at a price of $75 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent"), dated as of December 12, 1996.

      Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (i) a person or group of affiliated or associated persons having acquired beneficial ownership of 20%, or more of the outstanding Common Shares (except pursuant to a Permitted Offer, as hereinafter defined): or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as hereinafter defined) (the earliest of such dates being called the "Distribution Date"). A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause (i) above is an "Acquiring Person." The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

      The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of a Summary of Rights to Purchase Preferred Shares of National Wireless Holdings Inc. (the "Summary of Rights") being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 12, 2006, unless earlier redeemed by the Company as described below.

      In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Company, its stockholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares or of one one-thousandths of a share of Preferred Shares (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

      In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

      The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

      Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000.00 per share; thereafter, and after the holders of the Common Shares receive a liquidation payment of $0.01 per share, the holders of the Preferred Shares and the holders of the Common Shares will share the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each Preferred Share and Common Share so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

      At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors. Additionally, following the Shares Acquisition Date, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person or its affiliates or associates.

      All of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

      A copy of the Rights Agreement is available free of charge from the Company. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement (and the exhibits thereto), which is hereby incorporated herein by reference.

B.  Severance Benefit Agreements

      On December 12, 1996, the Company entered into Severance Benefit Agreements with Terrence S. Cassidy, President and Chief Executive Officer of the Company, and Michael J. Specchio, Chairman of the Company. Each agreement extends the term of each of these executives' employment to September 2001, and provides that in the event of a change in control of the Company, such executive may in certain circumstances terminate his employment and receive severance benefit pay equal to three times such executive's annual compensation, including certain bonuses.

C.  Potential Sale of South Florida TV

      The Company is continuing discussions with BellSouth Corporation for the sale of its South Florida TV subsidiary, with all of its wireless cable assets in the Miami area, to BellSouth for $48 million in stock. The transaction is subject to completion of due diligence and negotiation of definitive agreements. There can be no assurance that such agreements will be entered into or that the transaction can be completed as proposed. Further details are not being disclosed at this time pending the outcome of talks between the parties.

D.  Special Note Regarding Forward-Looking Statements

      Certain statements contained in this Form 8-K, including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forwardlooking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements for the company, or industry results, to be materially different from any future results, performance or achievements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Item 6. Resignations of Registrant's Directors

      Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Business Acquired

      Electronic Data Submission Systems, Inc. Financial Statements for the years ended September 30, 1995 and 1996.

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                                     -------

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders of
Electronic Data Submission Systems, Inc.:

We have audited the accompanying balance sheets of Electronic Data Submission Systems, Inc. as of September 30, 1996 and 1995, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Data Submission Systems, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.


Denver, Colorado
November 22, 1996

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                                 BALANCE SHEETS

                           September 30, 1996 and 1995
                                     -------

                                   ASSETS                        1996            1995
                                                                 ----            ----
Current assets:
   Cash and cash equivalents                                  $   160,968    $     2,705
   Trade accounts receivable                                      148,926         56,639
   Prepaid expense                                                  9,365          2,508
                                                              -----------    -----------
         Total current assets                                     319,259         61,852

Furniture and equipment, net                                       77,610         72,593
Property under capital lease, net                                  33,087           --
Other assets                                                       12,320          3,300
                                                              -----------    -----------
           Total assets                                       $   442,276    $   137,745
                                                              ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                           $    87,121    $    73,852
   Accrued liabilities                                            226,131         76,335
   Current portion of long-term debt                                4,923           --
   Current portion of capital lease obligation                      7,041          4,100
                                                              -----------    -----------
         Total current liabilities                                325,216        154,287

Long-term debt, less current portion                            2,255,048      1,651,599
Capital lease obligation                                           31,487           --
                                                              -----------    -----------
         Total liabilities                                      2,611,751      1,805,886
                                                              -----------    -----------
Commitments (Notes 3 and 4)

Stockholders' deficit:
   Common stock, no par value, 100,000 shares authorized;
       8,724 shares issued and outstanding                         62,915         62,915
   Accumulated deficit                                         (2,154,297)    (1,652,963)
   Advance to stockholder                                         (78,093)       (78,093)
                                                              -----------    -----------
         Total stockholders' deficit                           (2,169,475)    (1,668,141)
                                                              -----------    -----------
           Total liabilities and stockholders' deficit        $   442,276    $   137,745
                                                              ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS

                 for the years ended September 30, 1996 and 1995

                                     -------



                                                   1996           1995
                                                   ----           ----

Service revenue                                $ 1,071,315    $   307,199
                                               -----------    -----------

Selling, general and administrative expenses    (1,377,196)      (982,342)

Interest income                                      3,216             97

Interest expense                                  (198,669)       (96,499)
                                               -----------    -----------

           Net loss                            $  (501,334)   $  (771,545)
                                               ===========    ===========






   The accompanying notes are an integral part of these financial statements.

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                 for the years ended September 30, 1996 and 1995

                                     -------


                                                                    Common Stock                          Advance          Total
                                                               -----------------------   Accumulated        To         Stockholders'
                                                                Shares        Amount       Deficit      Stockholder      Deficit
                                                               --------    -----------   -----------    -----------    -----------
Balance, September 30, 1994                                       5,000    $     2,915   $    (9,796)   $      --      $    (6,881)

Advance to stockholder                                             --             --            --          (78,093)       (78,093)

Issuance of common stock in exchange for shares of IPS (Note 6)   6,224         60,000          --             --           60,000

Purchase and retirement of treasury stock (Note 6)               (2,500)          --        (871,622)          --         (871,622)

Net loss                                                           --             --        (771,545)          --         (771,545)
                                                               --------    -----------   -----------    -----------    -----------
Balance, September 30, 1995                                       8,724         62,915    (1,652,963)       (78,093)    (1,668,141)

Net loss                                                           --             --        (501,334)          --         (501,334)
                                                               --------    -----------   -----------    -----------    -----------
Balance, September 30, 1996                                       8,724    $    62,915   $(2,154,297)   $   (78,093)   $(2,169,475)
                                                               ========    ===========   ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                 for the years ended September 30, 1996 and 1995

                                     -------

                                                         1996          1995
                                                         ----          ----

Cash flows from operating activities:
   Net loss                                            $(501,334)   $(771,545)
   Adjustments to reconcile net loss to net
       cash used in operating activities:
     Depreciation and amortization                        54,252       32,401
     Amortization of discount on note payable             93,015       59,521
   Change in operating assets and liabilities:
       Accounts receivable                               (92,287)     (31,236)
       Accounts payable                                   13,268       63,264
       Accrued liabilities                               149,796       21,648
       Current portion of long-term debt                     823        4,100
       Current portion of capital leases                   7,041         --
       Prepaid expenses                                   (6,857)      (1,258)
                                                       ---------    ---------
         Net cash used in operating activities          (282,283)    (623,105)
                                                       ---------    ---------
Cash flows used in investing activities:
   Purchases of furniture and equipment                  (55,515)     (78,737)
   Other                                                 (11,534)        (869)
                                                       ---------    ---------
         Net cash used in investing activities           (67,049)     (79,606)
                                                       ---------    ---------
Cash flows from financing activities:
   Proceeds from notes payable                           515,000      957,022
   Payments on notes payable                              (4,566)    (176,566)
   Advance to stockholder                                   --        (78,093)
   Payments on capital leases                             (2,839)        --
                                                       ---------    ---------
         Net cash provided from financing activities     507,595      702,363
                                                       ---------    ---------
Net increase (decrease) in cash                          158,263         (348)

Cash and cash equivalents, beginning of year               2,705        3,053
                                                       ---------    ---------
Cash and cash equivalents, end of year                 $ 160,968    $   2,705
                                                       =========    =========

Supplemental disclosure of cash flow information:
   Cash paid for interest                              $ 164,328    $  90,350


   The accompanying notes are an integral part of these financial statements.

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                     -------

1.   Business:

     Electronic Data Submission Systems, Inc. ("EDSS" or the "Company") was incorporated in Colorado on January 7, 1991. During 1993, the Company developed a comprehensive software system, referred to as HECET SystemsTM, that enables physicians, clinics, managed care organizations, HMOs, PPOs, and major insurance companies including Blue Cross/Blue Shield, Medicare, Medicaid, and commercial payors to communicate electronically the information needed to process and pay insurance claims, check patient eligibility, make claim status inquiries, and provide comprehensive reporting on those claims. HECET SystemsTM enables health care professionals throughout the country to reduce the need for paper claims processing while enhancing the payment process. The Company has entered into various service agreements with several thousand health care providers and many health insurance carriers/managed care organizations which to name a few include FHP Health Care, Metra Health Insurance Company, Mutual of Omaha and Prudential Insurance Company.

     The Company has incurred operating losses since 1994 which have amounted to $1,284,000 on a cumulative basis through September 30, 1996. Such losses have been financed principally through a $300,000 loan from the Company's president and a $1,000,000 line of credit from National Wireless Holdings, Inc. ("National") as described in Note 4, which has been substantially utilized as of September 30, 1996. Based upon existing contracts with physicians and providers and current expense levels, management believes that it will achieve positive cash flow from operations for fiscal 1997 without the need to obtain additional financing. The Company, however, may seek to obtain additional financing to accelerate its strategic business plan.


2.   Summary of Significant Accounting Policies:

     Cash and Cash Equivalents:

        Cash and cash equivalents include cash and other highly liquid cash investments with original maturities of three months or less.

     Furniture and Equipment:

        Furniture and equipment are recorded at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Gains and losses on dispositions of furniture and equipment are included in operations.

     Income Taxes:

        The Company has been approved by the Internal Revenue Service as a Subchapter S Corporation and as such, all income is allocated to the individual stockholders and no income tax is provided at the Company level.

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                                     -------

2.   Summary of Significant Accounting Policies, continued:

     Revenue Recognition:

        Service revenue is recognized as earned in the period the services are provided and includes installation revenue and revenue associated with electronic transactions to and from physicians, hospital networks and health insurance carriers which include managed care organizations.

     Deferred Advertising:

        The Company defers certain seminar costs related to direct-response advertising of its HECET SystemsTM which are charged to expense over the period during which benefits are expected, currently three years.

     Use of Estimates in the Preparation of Financial Statements:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.   Furniture and Equipment and Lease Obligations:

     The following summarizes furniture and equipment and accumulated depreciation for the years ended September 30, 1996 and 1995:

                                           Estimated
                                          Useful Life     1996          1995
                                          -----------     ----          ----

     Furniture and fixtures                    7        $  83,659    $  64,273
     Computer equipment                        5          100,786       71,692
                                                        ---------    ---------
                                                          184,445      135,965

     Less accumulated depreciation                       (106,835)     (63,372)
                                                        ---------    ---------
                                                        $  77,610    $  72,593
                                                        =========    =========

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                                     -------

3.   Furniture and Equipment and Lease Obligations, continued:

     Included in the accompanying 1996 balance sheet are the following assets held under capital leases:


              Phone system                                     $ 34,570
              Computer printer                                    6,790
                                                               --------
              Assets under capital leases                        41,360
              Less accumulated amortization                      (8,273)
                                                               --------
              Assets under capital leases, net                 $ 33,087
                                                               ========

     Capital lease obligations at September 30, 1996 are summarized as follows:

          Phone system (with lease expiring June 2001 at an interest rate of 14.8%)                $  32,858
          Computer printer (with lease expiring June 1999 at an interest rate of 11.8%)                5,670
                                                                                                   ---------
          Total obligations under capital leases                                                      38,528
          Less current installments                                                                   (7,041)
                                                                                                   ---------
          Obligations under capital leases, less current installments                              $  31,487
                                                                                                   =========


     The Company also leases office space under a noncancelable operating lease agreement which expires May 31, 1998, and which also includes specified rent escalation clauses. Rent expense for the years ended September 30, 1996 and 1995, was $50,205 and $31,228, respectively. Future minimum rental payments under leases expiring subsequent to September 30, 1996, are as follows:

                                                         Operating       Capital
          Years Ending September 30,                      Leases         Leases
          --------------------------                      ------         ------

             1997                                         $ 59,674    $  13,064
             1998                                           49,485       12,979
             1999                                               --       10,909
             2000                                               --        9,334
             2001                                               --        5,647
                                                          --------    ---------
             Total minimum lease payments                 $109,159       51,933
                                                          ========

             Less amount representing interest                          (13,405)
                                                                      ---------

             Present value of net minimum lease payments              $  38,528
                                                                      =========

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                                     -------

4.   Long-term Debt:

     Long-term debt includes the following:

                                                            September 30,
                                                        -------------------
                                                        1996           1995
                                                        ----           ----

          Note payable to National                  $   988,000    $   773,000
          Note payable to former shareholder, net       964,158        871,143
          Note payable to shareholder                   300,000           --
          Note payable to bank                            7,813         11,556
                                                    -----------    -----------
                                                      2,259,971      1,655,699
          Less current portion                           (4,923)        (4,100)
                                                    -----------    -----------
                                                    $ 2,255,048    $ 1,651,599
                                                    ===========    ===========

     On March 3, 1995, the Company entered into an agreement with National whereby National made available to the Company a line of credit (the "Loan Agreement") for $1,000,000. The president of the Company has guaranteed the payment of this note payable. The Company used $350,000 of the loan proceeds to repay bank borrowings with the remainder of the proceeds available for the Company's operations. Provisions of the loan agreement include:

     o The loan is collateralized by a first lien on the Company's real and personal property and a lien subordinate to a former stockholder (see
        Note 6) on the Company's common stock.

     o Interest is at the prime rate plus 2%, payable quarterly in arrears. The interest rate for the note payable to National was 10.5% and 10.75% at September 30, 1996 and 1995, respectively.

     o The loan will mature in June 1997, with the Company having the right to extend the loan maturity to June 1998.

     o An employment agreement with the president and stockholder of the Company for a period of five years with an initial annual base salary of $180,000 for years one and two and increasing to $220,000 in years three through five.

     o A provision whereby the Company is permitted, under certain conditions, to make loans to the president and stockholder not to exceed $200,000.

     o Restrictive and financial covenants, including a restriction on the payment of dividends.

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                                     -------

4.   Long-term Debt, continued:

     The note payable to former shareholder is discussed in Note 6 and matures February 3, 1997. The Company has the right to extend the maturity date of the note payable for an additional 12 months. If the note is extended, $1,350,000 will become due on February 3, 1998. If the $1,350,000 note balance is not paid in full on February 3, 1998, interest will accrue at an annual rate of 12% on any remaining unpaid balance. The note is callable by the borrower in the event that the remaining stockholder of the Company should own less than 50% of the outstanding shares of the Company. The note is collateralized by 5,612 EDSS common shares held by the remaining EDSS stockholder. The note has been recorded net of unamortized discount at the Company's incremental borrowing rate at February 3, 1995 of 11%. The unamortized discount at September 30, 1996 and 1995 was $35,842 and $128,857, respectively.

     The interest rate for the note payable to the Company's president is the prime rate plus 2% and was 10.5% at September 30, 1996. After the payment of the National note discussed above, this note is due on demand.

     The estimated fair value of the Company's debt approximates their carrying value at September 30, 1996 and 1995. The fair value of debt was estimated using discounted cash flows at current interest rates.

5.   Related Party:

     The Company had an advance receivable from the Company's president of $78,093 as of September 30, 1996 and 1995, which has been recorded as a reduction of stockholders' equity. This advance is expected to be repaid in 1998 and is noninterest bearing.

6.   Capital Stock:

     Effective February 3, 1995, through a stock exchange between the stockholders of the Company and International Provider Services, Inc. ("IPS"), a company owned by the stockholder of EDSS, all common ownership between the companies was eliminated. The exchange has been accounted for based upon the historical accounting basis of the assets exchanged. In order to complete the transaction, the remaining stockholder of EDSS transferred his 6,000 shares of IPS common stock to EDSS in exchange for 6,224 shares of EDSS common stock. The remaining stockholder of IPS transferred his 2,500 shares of EDSS common stock to the Company in exchange for the 6,000 shares of the aforementioned IPS common stock and a noninterest bearing note payable of $1,000,000 (see Note 4).

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                                     -------

6.   Capital Stock, continued:

     Under the National line of credit agreement discussed in Note 4 above, a stock option was granted to acquire 2,908 shares of common stock of the Company directly from the principal stockholder for $1,000,000 and a warrant to acquire 2,908 shares of newly issued stock of the Company for $1,000,000. Upon exercise of the warrant, $1,000,000 of the proceeds will be used for repayment of the $1,000,000 note payable to a former stockholder (see Note 4). This stock option and warrant expires the earlier of (i) December 15, 1996 or; (ii) ninety days after the Company fully pays the Loan Agreement borrowings. If National does not exercise the option and warrant, National has the option to obtain a 50% ownership interest in the Company's provider business to be developed in the State of Florida. The cost to National would be 100% of the costs incurred in developing the Company's provider business in the State of Florida.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits (Continued)

(b)   Pro Forma Financial Information

      Pro Forma Financial Information reflecting acquisition of interest in EDSS.

                         NATIONAL WIRELESS HOLDINGS INC.

                    Unaudited Pro Forma Financial Information


The accompanying Pro Forma Consolidated Balance Sheet as of July 31, 1996 gives effect to the acquisition of the 50% interest in EDSS acquired by the Company in December 1996 as if the acquisition occurred on July 31, 1996. The accompanying Pro Forma Consolidated Statements of Income for the nine months ended July 31, 1996, and the year ended October 31, 1995, give effect to the acquisition of the 50% interest in EDSS by the Company and related use of proceeds by EDSS as if the acquisition had occurred as of November 1, 1994. The pro forma information is based on the historical statements as of the Company and EDSS after giving effect to the acquisition.

The Pro Forma Consolidated Balance Sheet and Statements of Income have been prepared by the management of the Company. These pro forma statements may not be indicative of the results that would have actually occurred if the acquisition had been in effect on the dates indicated. Also, there may not be indicative of the results that may be achieved in the future. The Pro Forma Consolidated Balance Sheet and Statements of Income should be read in conjunction with the Company's financial statements for the nine months ended July 31, 1996 and the year ended October 31, 1995, and the accompanying notes thereto.

NATIONAL WIRELESS HOLDINGS INC.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

As of July 31, 1996



                                        (Unaudited)  (Unaudited)
                                        The Company   EDSS, Inc
                                          July 31,   September 30,    Pro Forma     Pro Forma
                                           1996          1996        Adjustments   Consolidated
                                        -----------   -----------    -----------   ------------
ASSETS:
Cash, cash equivalents and U.S.
   treasury securities                  $15,207,494   $   160,968    $(1,887,500)   $13,480,962
Trade receivables, other receivables
   and other current assets                 584,411       158,291                       742,702
                                        -----------   -----------    -----------    -----------
           Total current assets          15,791,905       319,259     (1,887,500)    14,223,664

Notes receivable from EDSS                  988,000                     (988,000)
Wireless frequency license and
   acquisition costs                      2,676,956                                   2,676,956
Transmission and related equipment        1,192,888                                   1,192,888
Leasehold improvements, office
   equipment and service vehicles           418,282       110,697                       528,979
Intangible and other assets                 832,930        12,320      3,092,817      3,938,067
                                        -----------   -----------    -----------    -----------

               Total assets             $21,900,961   $   442,276    $   217,317    $22,560,554
                                        ===========   ===========    ===========    ===========

LIABILITIES and STOCKHOLDERS'
     EQUITY:

Liabilities:
   Accounts payable and accrued
      expenses                          $   650,760   $   313,252                   $   964,012
   Long-term debt                           789,107     2,298,499    $(1,952,158)     1,135,448
                                        -----------   -----------    -----------    -----------

               Total liabilities          1,439,867     2,611,751     (1,952,158)     2,099,460

Stockholders' equity:                    20,461,094    (2,169,475)     2,169,475     20,461,094
                                        -----------   -----------    -----------    -----------

               Total liabilities and
                 stockholders' equity   $21,900,961   $   442,276    $   217,317    $22,560,554
                                        ===========   ===========    ===========    ===========

NATIONAL WIRELESS HOLDINGS INC.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)





                                    (Unaudited)    (Unaudited)
                                    The Company     EDSS, Inc
                                    For the Nine  For the Nine
                                    Months Ended  Months Ended
                                      July 31,       June 30,      Pro Forma     Pro Forma
                                        1996           1996       Adjustments   Consolidated
                                    -----------    -----------    -----------   ------------
Revenues:
   Interest income                  $   880,465    $     2,412    $   (71,749)   $   811,128
   Services income                      894,659        803,486                     1,698,145
                                    -----------    -----------    -----------    -----------

               Total revenues         1,775,124        805,898        (71,749)     2,509,273
                                    -----------    -----------    -----------    -----------

Expenses:
   Cost of services                     531,357                                      531,357
   Market development                   621,977                                      621,977
   Technology development                37,170                                       37,170
   Professional fees                    222,301                                      222,301
   General and administrative           602,293      1,032,897                     1,635,190
   Depreciation and
      amortization                      450,056                       154,641        604,697
   Interest                              58,188        149,002       (141,510)        65,680
                                    -----------    -----------    -----------    -----------

               Total expenses         2,523,342      1,181,899         13,131      3,718,372
                                    -----------    -----------    -----------    -----------

    Loss before minority interest      (748,218)      (376,001)       (84,880)    (1,209,099)

Minority interest                          --             --             --             --
                                    -----------    -----------    -----------    -----------

               Net loss             $  (748,218)   $  (376,001)   $   (84,880)   $(1,209,099)
                                    ===========    ===========    ===========    ===========


Net loss per common share           $     (0.23)                                 $     (0.37)
                                    ===========                                  ===========

Weighted average number of
   common shares outstanding          3,253,000                                    3,253,000
                                    ===========                                  ===========

NATIONAL WIRELESS HOLDINGS INC.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)





                                  (Unaudited)    (Unaudited)
                                  The Company     EDSS, Inc
                                  For the Year   For the Year
                                      Ended         Ended
                                   October 31,   September 30,    Pro Forma      Pro Forma
                                      1995           1995        Adjustments    Consolidated
                                   -----------    -----------    -----------    ------------
Revenues:
   Interest income                 $ 1,154,673    $        97    $   (24,757)   $ 1,130,013
   Services income                     945,616        307,199                     1,252,815
                                   -----------    -----------    -----------    -----------

         Total revenues              2,100,289        307,296        (24,757)     2,382,828
                                   -----------    -----------    -----------    -----------

Expenses:
   Cost of services                    512,449                                      512,449
   Market development                  835,560                                      835,560
   Technology development               39,776                                       39,776
   Professional fees                   294,547                                      294,547
   General and administrative          641,737        982,342                     1,624,079
   Depreciation and
      amortization                     363,232                       206,188        569,420
   Interest                             53,069         96,499        (84,278)        65,290
                                   -----------    -----------    -----------    -----------

         Total expenses              2,740,370      1,078,841        121,910      3,941,121
                                   -----------    -----------    -----------    -----------

   Loss before minority interest      (640,081)      (771,545)      (146,667)    (1,558,293)

Minority interest                         --             --             --             --
                                   -----------    -----------    -----------    -----------

               Net loss            $  (640,081)   $  (771,545)   $  (146,667)   $(1,558,293)
                                   ===========    ===========    ===========    ===========


Net loss per common share          $     (0.20)                                 $     (0.48)
                                   ===========                                  ===========

Weighted average number of
   common shares outstanding         3,222,863                                    3,222,863
                                   ===========                                  ===========

NATIONAL WIRELESS HOLDINGS INC.

Notes to Pro Forma Condensed Consolidated Financial Statements


Note 1 - Proforma adjustment comprise the following:


Cash:
Payment to EDSS shareholder for 2,908 shares of EDSS
   common stock                                                                         $(1,000,000)
Payment to EDSS for 2,908 shares of EDSS common stock                                      (887,500)
                                                                                        -----------

                                                                                        $(1,887,500)
                                                                                        ===========

Notes receivable from EDSS:
   Elimination of intercompany notes receivable                                         $  (988,000)
                                                                                        ===========

Intangible and other assets:
   Purchase price for the 50% interest (5,816 shares of common stock) in EDSS           $ 1,887,500

   Step up in basis of assets relating to the acquisition of the 50% interest in EDSS     1,205,317
                                                                                        -----------

                                                                                        $ 3,092,817
                                                                                        ===========

Long-term debt:
   Satisfaction of note payable to former shareholder of EDSS                           $  (964,158)

   Elimination of intercompany note payable                                                (988,000)
                                                                                        -----------

                                                                                        $(1,952,158)
                                                                                        ===========

Stockholders equity:
   Elimination of historical stockholders deficit of EDSS                               $ 2,169,475
                                                                                        ===========

NATIONAL WIRELESS HOLDINGS INC.

                                                    Nine Months
                                                       Ended     Year Ended
                                                      July 31,   December 31,
                                                       1996         1996
                                                     ---------    ---------
Interest income:
   Elimination of interest income on
     intercompany note receivable                    $ (71,749)   $ (24,757)
                                                     ---------    ---------

Depreciation and amortization:
   Amortization expense related to the step up
     in basis of assets (intangible assets) on a
     straight line basis over 15 years               $ 154,641    $ 206,188
                                                     ---------    ---------

Interest expense:
   Elimination of interest expense on note payable
     to former shareholders of EDSS                  $ (69,761)   $ (59,521)
   Elimination of interest expense on intercompany
      notes payable                                    (71,749)     (24,757)
                                                     ---------    ---------

                                                     $(141,510)   $ (84,278)
                                                     =========    =========

Note 2 - Minority Interest

The minority shareholders in EDSS have a negative basis in their investment; therefore the Company recognizes 100% of EDSS losses until profitability is achieved.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits (Continued)

(c)   Exhibits


Exhibit
Number

4 Rights Agreement, dated as of December 12, 1996, between National Wireless Holdings Inc. and Continental Stock Transfer and Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations designating the relative rights, preferences and limitations of the Series A Junior Preferred Stock of National Wireless Holdings Inc., as Exhibit B the Form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Shares.

10.33(h) Shareholders Agreement, dated as of July 25, 1996, among the Company, Joseph D. Truscelli and EDSS.

10.36     (a)   Severance Benefit Agreement, dated December 12, 1996, with
                Terrence S. Cassidy.

          (b) Severance Benefit Agreement, dated December 12, 1996, with Michael J. Specchio.

Item 8. Change in Fiscal Year

Not applicable.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  NATIONAL WIRELESS HOLDINGS INC.
                                  -----------------------------------
                                  (Registrant)


Date: December 20, 1996           By: /s/ Terrence S. Cassidy
                                     --------------------------------
                                     Terrence S. Cassidy, Principal
                                       Executive Officer,
                                     Principal Financial Officer and
                                     Principal Accounting Officer



                                    -7-